UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2001

 Commission File Number 0-12283

                      __________ZONIC CORPORATION_________
             (Exact name of registrant as specified in its charter)


                             __Ohio 31-0791199_
          (State or other jurisdiction of (Commission (I.R.S. Employer incorporation or organization) file number) Identification No.)

    Park 50 TechneCenter, 50 W. TechneCenter Drive, Milford, Ohio 45150-9777
                    (Address of principal executive offices)

Registrant's telephone number, including area code  (513) 248-1911



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Item 5.  Other Events and Regulation FD Disclosure.
Effective June 1, 2001, Zonic Corporation, an Ohio corporation (the "Company"), dramatically reduced its operations and discharged all of its employees except for its two officers who will wind up the affairs of the Company. This action was taken as a result of management's decision that it is no longer feasible to operate the Company's business in light of significantly reduced sales in the last quarter due to the dramatic slow down in the capital equipment markets the Company serves, continuing extreme cash flow problems and the Company's inability to obtain working capital financing for its operations. Management of the Company intends to negotiate a sale of the Company's assets at the best possible price as quickly as possible. Once the Company's assets are sold, the Company will be dissolved.

In addition, Gerald J. Zobrist resigned his position on the Company's Board of Directors (the "Board") effective May 31, 2001. The Board appointed Dale R. Nieman, Vice President of the Company to serve the balance of Mr. Zobrist's term. Mr. Zobrist was one of the original founders of the Company and had served on the Board since his retirement as President of the Company in 1995. Mr. Nieman is a long-term employee of the Company and currently is responsible for operations as well as serving as the Company's Secretary.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZONIC CORPORATION


By:/s/James B. Webb
James B. Webb, President

Date: June 18, 2001